Exhibit 4.7

TEVA PHARMACEUTICAL FINANCE NETHERLANDS IV B.V.,

as Issuer

TEVA PHARMACEUTICAL INDUSTRIES LIMITED,

as Guarantor

and

THE BANK OF NEW YORK MELLON, as Trustee

SENIOR INDENTURE

Dated as of May 28, 2025

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Table of Contents

(continued)

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Table of Contents

(continued)

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THIS INDENTURE, dated as of May 28, 2025, by and among Teva Pharmaceutical Finance Netherlands IV B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Dutch law (the “Issuer”), Teva Pharmaceutical Industries Limited, a corporation incorporated under the laws of Israel (the “Guarantor”), and The Bank of New York Mellon, a New York banking corporation (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities;

WHEREAS, for value received, the Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Guarantee provided for herein, and all things necessary to make this Indenture a valid indenture and legally binding agreement of the Guarantor according to its terms have been done; and

WHEREAS, all things necessary to make this Indenture a valid indenture and legally binding agreement of the Issuer according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the Holders thereof, the Issuer, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Certain Terms Defined. The following terms (except as otherwise expressly provided herein or in any indenture supplemental hereto, or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933, as amended (the “Securities Act”), are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles. The words “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular. References herein to action by any Officer of the Issuer or the Guarantor include actions taken by any duly authorized attorney in fact thereof.

“Board” means the board of directors, board of managers, managing directors, or supervisory directors of the Issuer or the Guarantor, as the case may be, or any other body or Person authorized by the organizational documents or by the members of the Issuer or the Guarantor, as the case may be, to act for it.

“Board Resolution” means one or more resolutions, duly adopted or consented to by the Board, and in full force and effect, and delivered to the Trustee.

“Business Day” means, with respect to any Security, a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, is not a day on which banking institutions are authorized by law or regulation to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties on such date.

“Corporate Trust Office” means the office of the Trustee located in The City of New York at which at any particular time its corporate trust business shall be administered (which at the date of this Indenture is located at 240 Greenwich Street, Floor 7E, New York, NY 10286), Attention: Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

“Dollar” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default” shall have the meaning set forth in Section 4.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“generally accepted accounting principles” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in this Indenture, all ratios and calculations based on generally accepted accounting principles contained in this Indenture shall be computed in accordance with generally accepted accounting principles as in effect on the Original Issue Date. At any time after the Original Issue Date, the Issuer may elect to establish that generally accepted accounting principles shall mean the generally accepted accounting principles as in effect on or prior to the date of such election; provided that any such election, once made, shall be irrevocable. At any time after the Original Issue Date, the Issuer may elect to apply IFRS in lieu of generally accepted accounting principles and, upon any such election, references herein to generally accepted accounting principles shall thereafter be construed to mean IFRS on the date of such election, including as to the ability of the Issuer to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Indenture that requires the application of generally accepted accounting principles for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with generally accepted accounting principles.

“Guarantee” means the unconditional guarantee of the Issuer’s obligations with respect to any series of Securities issued under this Indenture by the Guarantor, as more fully set forth in Article 12.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Holder”, “Holder of Securities”, “Securityholder” or other similar terms mean the registered holder of any Security.

“IFRS” means the International Financial Reporting Standards accounting principles as issued by the International Accounting Standards Board.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“Interest” means, when used with respect to non-interest bearing Securities, interest payable after maturity.

“Issuer” means (except as otherwise provided in Article 8) Teva Pharmaceutical Finance Netherlands IV B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Dutch law, and, subject to Article 8, its successors and assigns.

“Judgment Currency” shall have the meaning set forth in Section 10.13.

“New York Banking Day” shall have the meaning set forth in Section 10.13.

“Non-U.S. Currency” means a currency issued by the government of a country other than the United States (or any currency unit comprised of any such currencies).

“Officer” means, with respect to any Person, (1) the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Vice President, the Corporate Treasurer, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Head of Corporate Treasury, the Secretary, an Assistant Secretary, any managing director or supervisory director (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” by the Board of Directors of such Person or any other body or Person authorized by the organizational documents or by the members of such Person to act for it.

“Officer’s Certificate” means, with respect to any Person, a certificate (i) signed by one Officer and (ii) delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 if applicable to such certificate.

“Opinion of Counsel” means an opinion in writing reasonably satisfactory to the Trustee signed by legal counsel to the Issuer or the Guarantor who may be an employee of or counsel to the Issuer or the Guarantor. Each such opinion shall comply with Section 314 of the Trust Indenture Act of 1939 if applicable to such opinion and shall include the statements provided for in Section 10.05 if and to the extent required hereby.

“Original Issue Date” of any Security (or portion thereof) means the date on which such Security was originally issued under this Indenture.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

“Outstanding”, when used with reference to Securities, shall, subject to the provisions of Section 6.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer or the Guarantor) or shall have been set aside, segregated and held in trust by the Issuer or the Guarantor for the Holders of such Securities (if the Issuer shall act as its own, or authorize the Guarantor to act as, paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.09 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.03, and bearing the legend prescribed by the applicable supplemental indenture.

“Registered Security” means any Security registered on the Security register.

“Required Currency” shall have the meaning set forth in Section 10.13.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee in the Corporate Trust Office, including any vice president, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with that particular subject and who shall have direct responsibility for the administration of this Indenture.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article 5, shall also include any successor trustee.

“Trust Indenture Act of 1939” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was originally executed.

“U.S. Government Obligations” shall have the meaning set forth in Section 9.01.

“vice president” when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president”.

“Yield to Maturity” means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

ARTICLE 2

SECURITIES

Section 2.01 Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a Board Resolution, an Officer’s Certificate of the Issuer or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the Officers executing such Securities, as evidenced by their execution of the Securities.

The definitive Securities shall be printed or lithographed on security printed paper or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02 Form of Trustee’s Certification of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

By:
Authorized Signatory
Date:

Section 2.03 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series and, unless provided for otherwise in a Board Resolution, an Officer’s Certificate of the Issuer or an indenture supplemental hereto, each such series shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer. There shall be established in or pursuant to a Board Resolution, set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(a) the designation of the Securities of the series (which shall distinguish the Securities of the series from all other Securities, except to the extent that additional Securities of an existing series are being issued);

(b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 2.08, 2.09, 2.11 or 11.03);

(c) if other than Dollars, the coin or currency in which the Securities of that series are denominated (including, but not limited to, any Non-U.S. Currency);

(d) the date or dates on which the principal of the Securities of the series is payable;

(e) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(f) the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.02);

(g) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, pursuant to any sinking fund or otherwise;

(h) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(i) if other than denominations of $1,000 and any multiple thereof, the denominations in which Securities of the series shall be issuable;

(j) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 4.01 or provable in bankruptcy pursuant to Section 4.02;

(k) if other than the coin or currency in which the Securities of that series are denominated, the coin or currency in which payment of the principal of or interest on the Securities of such series shall be payable;

(l) if the principal of or interest on the Securities of such series are to be payable, at the election of the Issuer or a Holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(m) if the amount of payments of principal of and interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, or with reference to any currencies, securities or baskets of securities, commodities or indices, the manner in which such amounts shall be determined;

(n) if the Holders of the Securities of the series may convert or exchange the Securities of the series into or for securities of the Issuer or of other entities or other property (or the cash value thereof), the specific terms of and period during which such conversion or exchange may be made;

(o) whether the Securities of the series will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or any combination of the foregoing, any restrictions applicable to the offer, sale, transfer, exchange or delivery of Registered Securities or the payment of interest thereon and, if other than as provided herein;

(p) whether and under what circumstances the Issuer will pay additional amounts on the Securities of the series held by a Person who is not a U.S. Person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;

(q) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(r) any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

(s) any applicable United States federal income tax and Israel income tax provisions, including, but not limited to: whether and under what circumstances the Issuer will pay additional amounts on Securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether it will have the option to redeem those Securities rather than pay the additional amounts; tax considerations applicable to any discounted Securities or to Securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and tax considerations applicable to any Securities denominated and payable in foreign currencies;

(t) whether certain payments on the Securities will be guaranteed under a financial insurance guaranty policy and the terms of that guaranty;

(u) any applicable selling restrictions;

(v) any other events of default, modifications or elimination of any acceleration rights, or covenants with respect to the Securities of such series and any terms required by or advisable under applicable laws or regulations, including laws and regulations relating to attributes required for the Securities to be afforded certain capital treatment for bank regulatory or other purposes; and

(w) any other terms of the series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board resolution, Officer’s Certificate of the Issuer or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution, Officer’s Certificate or in any such indenture supplemental hereto.

Section 2.04 Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Issuer, signed by one Officer of the Issuer, without any further action by the Issuer. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities the Trustee shall receive, and (subject to Section 5.01) shall be fully protected in relying upon:

(a) a copy of the Board resolution, an Officer’s Certificate of the Issuer or an executed supplemental indenture, relating to such series, setting forth the form and terms of the Securities, as required pursuant to Sections 2.01 and 2.03; and

(b) an Opinion of Counsel, prepared in accordance with Section 10.05,

(i) to the effect that the form or forms and terms of such Securities have been established by or pursuant to a resolution of the Board, an Officer’s Certificate or by a supplemental indenture as permitted by Sections 2.01 and 2.03 in conformity with the provisions of this Indenture; and

(ii) to the effect that such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.05 Execution of Securities. The Securities shall be signed on behalf of the Issuer by one Officer of the Issuer. Such signatures may be the manual or facsimile signatures of the present or any future such Officers. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any Officer of the Issuer who shall have signed any of the Securities shall cease to be such Officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such Officer of the Issuer; and any Security may be signed on behalf of the Issuer by such person as, at the actual date of the execution of such Security, shall be the proper Officer of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an Officer.

Section 2.06 Certificate of Authorization. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.07 Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable as Registered Securities without coupons and in denominations as shall be specified as contemplated by Section 2.03. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any multiple thereof. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

Each Security shall be dated the date of its authentication, shall bear interest, if any, from the date and shall be payable on the dates, in each case, which shall be specified as contemplated by Section 2.03.

The person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer and the Guarantor shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice delivered by or on behalf of the Issuer or the Guarantor to the Holders of Securities not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities of any particular series, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the 15th day of the next preceding calendar month or, if such interest payment date is the 15th day of a calendar month, the first day of such calendar month, in either case whether or not such record date is a Business Day.

Section 2.08 Registration, Transfer and Exchange. The Issuer will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.02 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register or cause to be registered, and will register or cause to be registered the transfer of, Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee if the Corporate Trust Office is not the office or agency maintained for such purpose.

Upon due presentation for registration of transfer of any Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series in authorized denominations for a like aggregate principal amount.

Any Security or Securities of any series may be exchanged for a Security or Securities of the same series in other authorized denominations, in an equal aggregate principal amount. Securities of any series to be exchanged shall be surrendered at any office or agency to be maintained by the Issuer for the purpose as provided in Section 3.02, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities of the same series which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction. Notwithstanding any other provision of this Section 2.08, the Issuer will not be required to exchange any Securities if, as a result of the exchange, the Issuer would suffer adverse consequences under any United States law or regulation. Each Holder of a Security agrees to indemnify the Issuer and the Trustee against any liability that may result from the registration, transfer or exchange of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first delivery of notice of redemption of Securities of such series to be redeemed, (b) any Securities selected, called or being called for redemption except, in the case of any Security where notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed, or (c) any Securities of any series between a record date and the next succeeding payment date.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Registered Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.09 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any Officer of the Issuer, the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer, the Guarantor and the Trustee and any agent of the Issuer, the Guarantor or the Trustee such security or indemnity required by them to indemnify and defend and to hold each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof in the case of mutilation or defacement shall surrender the Security to the Trustee or such agent.

Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable and documented fees and expenses of the Trustee or its agent) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer, the Guarantor and the Trustee and any agent of the Issuer, the Guarantor or the Trustee such security or indemnity as any of them may require to hold each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Guarantor and the Trustee and any agent of the Issuer, the Guarantor or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer and the Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10 Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it upon its receipt of a written order of cancellation executed by one Officer of the Issuer; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities held by it in accordance with its procedures for the disposition of cancelled Securities and deliver a certificate of disposition to the Issuer upon written request. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.11 Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.

Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series unless otherwise established pursuant to Section 2.03.

Section 2.12 CUSIP and ISIN Numbers. The Issuer in issuing the Securities may use CUSIP, ISIN or other similar numbers (if then generally in use), and, if so, the Trustee shall use such numbers in notices of redemption and other notices to the Holders as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other similar numbers.

Section 2.13 Registered Global Securities. None of the Issuer, the Guarantor, the Trustee or any agent shall have any responsibility or obligation to any beneficial owner of an interest in a Registered Global Security, any members of, or a participant in, the Depositary (“Agent Members”) or other Person with respect to the accuracy of the records of the Depositary or its nominee or any participant or Agent Member thereof, with respect to any ownership interest in a Registered Global Security or with respect to the delivery to any participant, Agent Member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Registered Global Security (or other security or property) under or with respect to such Registered Global Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Registered Global Securities shall be given or made only to or upon the order of the registered Holders. The rights of beneficial owners in any Registered Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Issuer, the Guarantor, the Trustee and each agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members, participants and any beneficial owners.

ARTICLE 3

COVENANTS OF THE ISSUER, THE GUARANTOR AND THE TRUSTEE

Section 3.01 Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series (together with any additional amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities. Subject to any other provisions that may be established pursuant to Section 2.03, the interest on Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and, at the option of the Issuer, may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the registry books of the Issuer.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium, interest or any other amounts on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of additional amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of additional amounts in those provisions hereof where such express mention is not made.

Section 3.02 Offices for Payments, etc. So long as any of the Securities remain Outstanding, the Issuer will maintain in the Borough of Manhattan, The City of New York, the following for each series: an office or agency (a) where the Securities may be presented for payment, (b) where the Securities may be presented for registration of transfer and for exchange as in this Indenture or any supplemental indenture provided and (c) where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be delivered. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified in accordance with Section 2.03, the Issuer hereby initially designates the Corporate Trust Office of the Trustee, as the office to be maintained by it for each such purpose. In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be delivered at the Corporate Trust Office.

The Issuer may from time to time designate one or more additional offices or agencies where the Securities of a series may be presented for payment, where the Securities of that series may be presented for exchange as provided in this Indenture and pursuant to Section 2.03 and where the Securities of that series may be presented for registration of transfer as provided in this Indenture, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in this Section. The Issuer will give to the Trustee prompt written notice of any such designation or rescission thereof.

Section 3.03 Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.09, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

Section 3.04 Paying Agent. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.04,

(a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer, the Guarantor or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee,

(b) that it will give the Trustee notice of any default by the Issuer (or by the Guarantor or any other obligor on the Securities of such series) in making any payment of the principal of or interest on the Securities of such series when the same shall be due and payable, and

(c) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the default referred to in clause 3.04(b) above.

The Issuer will, on the Business Day prior to each due date of the principal of or interest on the Securities of such series, deposit with the paying agent a sum in immediately available funds sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

If the Issuer shall act as its own paying agent with respect to the Securities of any Series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 9.03 and 9.04.

For the avoidance of doubt, any paying agent hereunder shall comply with applicable backup withholding tax and information reporting requirements under the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations promulgated thereunder with respect to payments made under the Securities of any series (including, to the extent required, the collection of Internal Revenue Service Forms W-8 and W-9 and the filing of U.S. Internal Revenue Service Forms 1099 and 1096).

Section 3.05 Certificates of the Issuer. The Issuer will furnish to the Trustee within 120 days after the end of each fiscal year of the Issuer, commencing on December 31, 2025, an Officer’s Certificate of the Issuer to the signer’s knowledge of the Issuer’s and the Guarantor’s compliance with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture). In the event the Issuer comes to have actual knowledge of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, regardless of the date, the Issuer shall deliver an Officer’s Certificate to the Trustee specifying such default and the nature and status thereof.

Section 3.06 Securityholders Lists. If and so long as the Trustee shall not be the Security registrar for the Securities of any series, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities of such series pursuant to Section 312 of the Trust Indenture Act of 1939 (a) semi-annually not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.03 for non-interest bearing securities in each year, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 3.07 Reports by the Issuer. Each of the Issuer and the Guarantor covenants to file with the Trustee, within 15 days after the Issuer or the Guarantor, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports that the Issuer or the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Reports, information and documents filed by the Issuer or the Guarantor with the Commission via the EDGAR system will be deemed filed with the Trustee for purposes of this Section 3.07 as of the time that such reports, information and documents are filed via EDGAR. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Notwithstanding the foregoing, if any parent entity of the Issuer has filed with the Commission the information described in this Section 3.07 with respect to such parent entity of the Issuer, the Issuer shall be deemed to be in compliance with the provisions of this Section 3.07; provided that, if such parent entity has material assets or operations other than those that are owned or operated by the Issuer and its subsidiaries, such parent entity will provide to the Trustee and the Holders of the Securities financial information that explains in reasonable detail the differences between the information relating to such parent entity, on the one hand, and the information relating to the Issuer and its subsidiaries, on the other hand.

The Trustee shall have no obligation to determine if and when the reports, information and documents of the Issuer or the Guarantor are filed with the Commission via the EDGAR system and available on the Commission’s EDGAR website. If the Guarantor ceases to be a reporting company with the Commission, it shall provide the Trustee with prompt written notification at that time and shall provide the Trustee with such reports, information and documents as set forth in this Section 3.07.

Section 3.08 Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before July 15 in each year following the date hereof, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto.

ARTICLE 4

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

Section 4.01 Event of Default; Acceleration of Maturity, Waiver of Default. Unless otherwise established in accordance with Section 2.03 or by any applicable supplemental indenture, “Event of Default” with respect to any particular series of Securities wherever used herein means each one of the following events with respect to the Securities of such series which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of principal in respect of the Securities of such series, when due and payable;

(b) default for more than 30 days in the payment of interest in respect of the Securities of such series, when due and payable;

(c) the failure to perform any covenant or agreement of the Issuer or the Guarantor under this Indenture or the Securities of that series (other than a covenant or agreement which has been included in this Indenture or an indenture supplemental hereto solely for the benefit of a series of Securities other than that series and other than a covenant or agreement a default in the performance of which is elsewhere in this Section 4.01 specifically addressed), which failure shall not have been remedied, or without provision deemed to be adequate for the remedying thereof having been made, for a period of 90 days after written notice shall have been given to the Issuer by the Trustee or shall have been given to the Issuer and the Trustee by Holders of 25% or more in aggregate principal amount of the Securities of such series then Outstanding, specifying such failure, requiring the Issuer to remedy the same and stating that such notice is a “Notice of Default” hereunder;

(d) the entry by a court having jurisdiction in the premises of:

(i) a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law; or

(ii) a decree or order adjudging the Issuer or the Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Guarantor under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(e) the commencement by the Issuer or the Guarantor of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer to the entry of a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer or the Guarantor, or the filing by the Issuer or the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or the consent by the Issuer or the Guarantor to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Guarantor or of any substantial part of its property, or the making by the Issuer or the Guarantor of an assignment for the benefit of creditors, or the admission by the Issuer or the Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or the Guarantor expressly in furtherance of any such action; or

(f) any other Event of Default provided in the supplemental indenture, Board Resolution or Officer’s Certificate under which such series of Securities is issued or in the form of Security for such series.

For the avoidance of doubt, a default with respect to a single series of Securities under this Indenture or such series of Securities will not constitute a default with respect to any other series of Securities issued under this Indenture.

Unless otherwise set forth in any applicable supplemental indenture, Board Resolution or Officer’s Certificate, if an Event of Default described in clauses 4.01(a), 4.01(b), 4.01(c) or 4.01(f) above occurs and is continuing, then, and in each and every such case, except for any series the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of a series affected thereby then Outstanding hereunder (treated as one class) by notice in writing to the Issuer and the Guarantor (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of any such affected series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of such affected series of Securities and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. Unless otherwise set forth in any applicable supplemental indenture, if an Event of Default described in clauses 4.01(d) or 4.01(e) occurs and is continuing, then the principal and accrued and unpaid interest and premium, if any, with respect to any Securities then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer or the Guarantor shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series (or of all the Securities, as the case may be) and the principal of any and all Securities of such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be) to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other reasonable expenses incurred, and all advances made, by the Trustee except as a result of negligence, willful misconduct or bad faith, and if any and all Events of Default under this Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the Securities of each such series (or of all the Securities, as the case may be) then Outstanding (in each case treated as one class), by written notice to the Issuer, the Guarantor and the Trustee, may waive all defaults with respect to each such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 4.02 Collection of Indebtedness by Trustee; Trustee May Prove Debt. Each of the Issuer and the Guarantor covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Issuer or the Guarantor, as the case may be, will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence, willful misconduct or bad faith.

Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities of any series to the registered Holders, whether or not the principal of and interest on the Securities of such series be overdue.

In case the Issuer or the Guarantor shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or the Guarantor or other obligor upon such Securities and collect in the manner provided by law out of the property of the Issuer or the Guarantor or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer, the Guarantor or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or the Guarantor or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer, the Guarantor or other obligor upon the Securities of any series, or to the creditors or property of the Issuer, the Guarantor or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer, the Guarantor or other obligor upon the Securities of any series, or to the creditors or property of the Issuer, the Guarantor or such other obligor,

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except in the event of a determination by a court of competent jurisdiction to have been caused by its own negligence, willful misconduct or bad faith in a final, non-appealable order.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan or reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 4.03 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the Trustee for the payment of costs and expenses applicable to such series in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all fees, expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except in the event of a determination by a court of competent jurisdiction to have been caused by its own negligence, willful misconduct or bad faith in a final, non-appealable order;

SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Issuer or as a court of competent jurisdiction may direct.

Section 4.04 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may, but is not required to, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 4.05 Restoration of Rights on Abandonment of Proceeding. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

Section 4.06 Limitations on Suits by Securityholder. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of each affected series then Outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.09; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 4.07 Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 4.08 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 4.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.06, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

Section 4.09 Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities of each series affected (with all such series voting as a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture;

provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 5.01 and 5.02(d)) the Trustee shall have the right to decline to follow any such direction if (i) the Trustee shall determine that the action or proceeding so directed may not lawfully be taken; or (ii) if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability; or (iii) if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 5.01) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders; or (iv) the Trustee has not received indemnity satisfactory to it in its sole discretion.

Nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

Section 4.10 Waiver of Past Defaults. Prior to the acceleration of the maturity of any Securities as provided in Section 4.01, the Holders of a majority in aggregate principal amount of the Securities of a series at the time Outstanding with respect to which an Event of Default shall have occurred and be continuing (voting as a single class) may on behalf of the Holders of all such Securities waive any past default or Event of Default described in Section 4.01 and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Issuer, the Guarantor, the Trustee and the Holders of all such Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 4.11 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall give to the Securityholders of any series, as the names and addresses of such Holders appear on the registry books, notice of all defaults known to the Trustee which have occurred with respect to such series, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, or in the payment of any sinking or purchase fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

Section 4.12 Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or, in the case of any suit relating to or arising under clauses 4.01(c) or 4.01(f) (if the suit relates to Securities of more than one but less than all series), 10% in aggregate principal amount of Securities Outstanding affected thereby, or in the case of any suit relating to or arising under clauses 4.01(c) or 4.01(f) (if the suit relates to all the Securities then Outstanding), 4.01(d) or 4.01(e), 10% in aggregate principal amount of all Securities Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

ARTICLE 5

CONCERNING THE TRUSTEE

Section 5.01 Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a) prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default with respect to such series which may have occurred:

(i) the duties and obligations of the Trustee with respect to the Securities of any Series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 4.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

The provisions of this Section 5.01 are in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939.

Section 5.02 Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act of 1939 and subject to Section 5.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer or the Guarantor mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed);

(c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if advanced by the Trustee or any predecessor trustee, shall be repaid by the Issuer promptly upon demand;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(i) the Trustee shall not be deemed to have notice of any Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default unless in the case of a payment default under Section 4.01(a) or Section 4.01(b) hereof a Responsible Officer of the Trustee has actual knowledge thereof or in the case of any other Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k) the Trustee may request that the Issuer or the Guarantor deliver an Officer’s Certificate, setting forth the names of individuals and titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Officer specified as so authorized in any such certificate previously delivered and not superseded;

(l) in no event shall the Trustee be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(m) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics or epidemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

(n) neither the Trustee nor any agent shall have any obligation or duty to monitor, determine or inquire as to compliance by the Issuer, the Guarantor or the Securityholders with or with respect to any securities or tax laws (including but not limited to any United States federal or state or other securities or tax laws), or, except as specifically provided herein, obtain documentation on any transfers or exchanges of the Securities of any series. Nothing in this provision shall be deemed to limit the Trustee’s duty to comply with any obligations it may have pursuant to applicable law.

Section 5.03 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer or the Guarantor, as the case may be, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

Section 5.04 Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Issuer, the Guarantor or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer or the Guarantor and receive, collect, hold and retain collections from the Issuer or the Guarantor with the same rights it would have if it were not the Trustee or such agent.

Section 5.05 Moneys Held by Trustee. Subject to the provisions of Section 9.04 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. All such moneys shall remain uninvested and neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

Section 5.06 Compensation and Indemnification of Trustee and its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation as the Issuer and the Trustee shall from time to time agree in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the fees, expenses and disbursements of its counsel and of all agents) except to the extent any such expense, disbursement or advance shall be determined by a court of competent jurisdiction to have been caused by its own negligence, willful misconduct or bad faith in a final, non-appealable order. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee and their agents, officers, directors and employees for, and to hold each of them harmless against, any loss, liability, charge or expense arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent such loss, liability, charge or expense shall be determined by a court of competent jurisdiction to have been caused by the negligence, willful misconduct or bad faith of the Trustee or such predecessor Trustee or their respective agents, officers, directors and employees in a final, non-appealable order. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and their agents, officers, directors and employees and to pay or reimburse the Trustee and each predecessor Trustee and their agents, officers, directors and employees for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the payment in full of the Securities issued hereunder, the resignation or removal of the Trustee, or the satisfaction and discharge of this Indenture. As security for the performance of such obligations, the Trustee shall have a senior claim to that of the Holders of the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(d) or Section 4.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

Section 5.07 Right of Trustee to Rely on Officer’s Certificate, etc.. Subject to Sections 5.01 and 5.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter may, in the absence of negligence, willful misconduct or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence, willful misconduct or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 5.08 Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia having a combined capital and surplus of at least $25,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a federal, state or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 5.09 Resignation and Removal; Appointment of Successor Trustee.

(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer no less than 30 days prior to the effective date of such resignation and by delivering notice thereof to Holders of the applicable series of Securities at their last addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the delivery of such notice of resignation, the resigning Trustee at the Issuer’s expense may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939 with respect to any series of Securities after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months;

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939 and shall fail to resign after written request therefor by the Issuer or by any Securityholder; or

(iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 6.01 of the action in that regard taken by the Securityholders not less than 30 days prior to the effective date of such removal.

(d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 5.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

Section 5.10 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.09 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.04, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.06.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the Guarantor, predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

Upon acceptance of appointment by any successor trustee as provided in this Section 5.10, the Issuer shall deliver notice thereof to the Holders of Securities of any series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.09. If the Issuer fails to deliver such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Issuer.

Section 5.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE 6

CONCERNING THE SECURITYHOLDERS

Section 6.01 Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.01 and 5.02) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

Section 6.02 Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 5.01 and 5.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of Holders of Securities of any series entitled to vote or consent to any action referred to in Section 6.01, and thereafter, notwithstanding any other provisions hereof, only Holders of Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

Section 6.03 Holders to be Treated as Owners. The Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and none of the Issuer, the Guarantor, the Trustee or any agent of the Issuer, the Guarantor or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

Section 6.04 Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.01 and 5.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 6.05 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

ARTICLE 7

SUPPLEMENTAL INDENTURES

Section 7.01 Supplemental Indentures Without Consent of Securityholders. The Issuer, the Guarantor and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto with respect to any series of Securities or amend any series of Securities for one or more of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets, or to confirm and evidence the release, termination, discharge or retaking of any lien with respect to or securing the Securities of any series when such lien is not required under this Indenture;

(b) to evidence the succession of another legal entity to the Issuer or the Guarantor, as the case may be, or successive successions, and the assumption by the successor legal entity of the covenants, agreements and obligations of the Issuer or the Guarantor, as the case may be, pursuant to Article 8;

(c) to add to the covenants of the Issuer or the Guarantor such further covenants, restrictions, conditions or provisions as the Issuer, the Guarantor and the Trustee shall consider to be for the benefit of the Holders of Securities (and, if such covenants are to be for the benefit of fewer than all series of Securities, stating that such covenants are being included solely for the benefit of such series), and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

(d) to delete or modify any Events of Default with respect to all or any new series of the Securities, the form and terms of which are being established pursuant to such supplemental indenture, Officer’s Certificate or resolution of the Board as permitted in Section 2.01 (and, if any such Event of Default is applicable to fewer than all such series of the Securities, specifying the series to which such Event of Default is applicable), and to specify the rights and remedies of the Trustee and the Holders of such Securities in connection therewith;

(e) to add to or change any of the provisions of this Indenture to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on Securities; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

(f) to change or eliminate any of the provisions of this Indenture; provided, however, that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(g) to cure any ambiguity, omission, mistake, defect or error, or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to surrender any right or power herein conferred upon the Issuer or the Guarantor; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Issuer or the Guarantor may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Securities in any material respect;

(h) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.03, or to authorize the issuance of additional Securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, form, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed;

(i) to evidence the assumption by the Guarantor of all of the rights and obligations of the Issuer hereunder with respect to a series of Securities and under the Securities of such series and the release of the Issuer from its liabilities hereunder and under such Securities as obligor on the Securities of such series, all as provided in Section

12.06 hereof;

(j) to evidence and provide for the acceptance of appointment hereunder of a successor trustee or a Trustee (other than The Bank of New York Mellon) for a series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by the successor trustee or more than one Trustee, as the case may be, pursuant to the requirements of Section 5.10;

(k) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 9.01; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect;

(l) to add to or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939 or modify this Indenture, if necessary with respect to a series of Securities, in order to continue its qualification with respect to such series of Securities under the Trust Indenture Act of 1939;

(m) to reduce the minimum denomination of any series of Securities;

(n) to prohibit the authentication and delivery of additional series of Securities;

(o) to add guarantors or co-obligors with respect to any series of Securities, or to release guarantors from their guarantees of Securities in accordance with the terms of the applicable series of Securities;

(p) to make such provisions as may be necessary to issue any Securities in exchange for existing Securities pursuant to a registration rights agreement or similar agreement;

(q) to conform the provisions of this Indenture with respect to any series of Securities or the terms of such series of Securities to any provision of the “Description of Notes” in any offering memorandum or prospectus relating to the issuance of such series; or

(r) to make any change in any series of Securities that does not adversely affect in any material respect the interests of the Holders of such Securities.

The Trustee is hereby authorized to join with the Issuer and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 7.02.

Section 7.02 Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article 6) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, the Guarantor and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto or amend the Securities of any series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall (a) (i) extend the final maturity of any Security, (ii) reduce the principal amount thereof, (iii) reduce the rate or extend the time of payment of interest thereon, (iv) reduce any amount payable on redemption thereof, (v) make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, (vi) modify or amend any provisions for converting any currency into any other currency as provided in the Securities or in accordance with the terms thereof, (vii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 4.01 or the amount thereof provable in bankruptcy pursuant to Section 4.02, (viii) modify or amend any provisions relating to the conversion or exchange of the Securities for securities of the Issuer or the Guarantor or of other entities or other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which the Securities shall be converted or exchanged, other than as provided in the anti-dilution provisions or other similar adjustment provisions of the Securities or otherwise in accordance with the terms thereof, or (ix) alter the provisions of Section 10.11 or Section 10.13 or impair the right of any Securityholder to institute suit for the enforcement of any payment of principal of and interest on such Securityholder’s Securities on or after the due dates therefor, in each case without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series, with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Upon the request of the Issuer and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 6.01, the Trustee shall join with the Issuer and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer, the Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give notice thereof to the Holders of Securities of each series affected thereby at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 7.03 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, the Guarantor and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 7.04 Documents to Be Given to Trustee. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel complying with Section 10.05 hereof, and stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 7.05 Notation on Securities in Respect of Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this

Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

ARTICLE 8

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 8.01 Issuer May Consolidate, etc., on Certain Terms. The Issuer will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, unless (i) either the Issuer shall be the continuing legal entity, or the successor legal entity or the Person which acquires by sale or conveyance substantially all the assets of the Issuer (if other than the Issuer) is organized under the laws of The Netherlands shall expressly assume the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer, by supplemental indenture reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such successor legal entity, and (ii) the Issuer or such successor legal entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

Section 8.02 Successor Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor legal entity, all in the manner described in Section 8.01, such successor legal entity shall succeed to and be substituted for, and may exercise every right and power of, the Issuer, with the same effect as if it had been named herein; and any act or proceeding by any provision of this Indenture required or permitted to be done by the Board or any Officer of the Issuer may be done with like force and effect by the like board or officer of any entity that shall at the time be the successor of the Issuer hereunder. Such successor legal entity may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor legal entity instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the Officers of the Issuer to the Trustee for authentication, and any Securities which such successor legal entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. Any required changes in phrasing and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

In the event of such assumption following any sale or conveyance in accordance with Section 8.01 and this Section 8.02 (other than a conveyance by way of lease) the Issuer (including any successor legal entity that has been further substituted in accordance with Section 8.01 and this Section 8.02) shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

Section 8.03 Guarantor May Consolidate, etc., on Certain Terms. The Guarantor will not merge or consolidate with any other Person or sell, lease or convey all or substantially all of its assets to any other Person, unless (i) either the Guarantor shall be the continuing legal entity, or the successor legal entity or the Person which acquires by sale, lease or conveyance substantially all the assets of the Guarantor (if other than the Guarantor) shall expressly assume the due and punctual payment of the principal of and interest on all the Securities and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Guarantor, by supplemental indenture reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such successor legal entity, and (ii) the Guarantor, such Person or such successor legal entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

Section 8.04 Successor Legal Entity Substituted for the Guarantor. In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor legal entity, all in the manner described in Section 8.03, such successor legal entity shall succeed to and be substituted for, and may exercise every right and power of, the Guarantor with the same effect as if it had been named herein; and any act or proceeding by any provision of this Indenture required or permitted to be done by the Board or any Officer of the Guarantor may be done with like force and effect by the like board or officer of any entity that shall at the time be the successor of the Guarantor hereunder. Any required changes in phrasing and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

In the event of such assumption following any sale or conveyance in accordance with Section 8.03 and this Section 8.04 (other than a conveyance by way of lease) the Guarantor (including any successor legal entity that has been further substituted in accordance with Section 8.03 and this Section 8.04) shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

Section 8.05 Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02, shall receive an Opinion of Counsel, prepared in accordance with Section 10.05, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 9.01 Satisfaction and Discharge of Indenture.

(a) If at any time (i) the Issuer or the Guarantor shall have paid or caused to be paid the principal of and interest on all the Securities of any series Outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09) as and when the same shall have become due and payable, or (ii) the Issuer or the Guarantor shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) or (iii) (A) all the securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption, and (B) the Issuer or the Guarantor shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 9.04) in the case of any series of Securities the payments on which may only be made in Dollars, direct obligations of the United States of America, backed by its full faith and credit (“U.S. Government Obligations”), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient to pay at maturity or upon redemption all Securities of such series (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity as the case may be, and if, in any such case, the Issuer or the Guarantor shall also pay or cause to be paid all other sums payable hereunder by the Issuer or the Guarantor with respect to Securities of such series, then this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (i) rights of registration of transfer and exchange of securities of such series, and the Issuer’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders to receive payments of principal thereof and interest thereon upon the original stated due date therefor (but no upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, indemnities and immunities of the Trustee hereunder and (v) the rights of the Securityholders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Issuer or the Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series; provided, that the rights of Holders of the Securities to receive amounts in respect of principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

(b) The following provisions shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officer’s Certificate or indenture supplemental hereto provided pursuant to Section 2.03. In addition to discharge of this Indenture pursuant to the next preceding paragraph, in the case of any series of Securities the exact amounts (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause 9.01(b)(i) below, the Issuer and the Guarantor shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such series on the date of the deposit referred to in clause 9.01(b)(i) below and the satisfaction of the conditions set forth below, and the provisions of this Indenture with respect to the Securities of such series thereto shall no longer be in effect (except as to (1) rights of registration of transfer and exchange of Securities of such series and the Issuer’s right of optional redemption, if any, (2) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (3) rights of Holders of Securities to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (4) the rights, obligations, duties, indemnities and immunities of the Trustee hereunder, (5) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (6) the obligations of the Issuer under Section 3.02) and the Trustee, at the expense of the Issuer or the Guarantor, shall at the Issuer’s or the Guarantor’s request, execute proper instruments acknowledging the same, if

(i) with reference to this provision the Issuer or the Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (A) cash in an amount, or (B) in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (1) the principal and interest on all Securities of such series and coupons appertaining thereto on each date that such principal or interest is due and payable and (2) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series;

(ii) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound;

(iii) the Issuer or the Guarantor has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

(iv) the Issuer or the Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

(c) Each of the Issuer and the Guarantor shall be released from its obligations under Section 8.01 with respect to the Securities of any Series, Outstanding, and under any guarantee in respect thereof, on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of any Series, and under a guarantee in respect thereof, the Issuer and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such Sections, whether directly or indirectly by reason of any reference elsewhere herein to such Sections or by reason of any reference in such Sections to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 4.01, but the remainder of this Indenture and such Securities and coupons and the Guarantee shall be unaffected thereby. The following shall be the conditions to application of this subsection (c) of this Section 9.01:

(i) The Issuer or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (A) cash in an amount, or (B) in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (1) the principal and interest on all Securities of such series and coupons appertaining thereto and (2) any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series.

(ii) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit, after giving effect thereto.

(iii) Such covenant defeasance shall not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act of 1939 with respect to any securities of the Issuer.

(iv) Such covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or the Guarantor is a party or by which either of them is bound.

(v) The Issuer or the Guarantor shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(vi) The Issuer or the Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the covenant defeasance contemplated by this provision have been complied with.

Section 9.02 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 9.04 and any subordination provisions applicable to the Securities; all moneys deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

Section 9.03 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon written demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 9.04 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

ARTICLE 10

MISCELLANEOUS PROVISIONS

Section 10.01 Incorporators, Stockholders, Members, Officers, Directors and Employees of Issuer and Guarantor Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder (except in a stockholder’s corporate capacity as Guarantor), member, officer, director or employee, as such, of the Issuer or the Guarantor or of any successor, either directly or through the Issuer or the Guarantor, as the case may be, or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

Section 10.02 Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 10.03 Successors and Assigns of Issuer and Guarantor Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 10.04 Notices and Demands on Issuer, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or delivered to or by the Trustee or by the Holders of Securities to or on the Issuer or the Guarantor shall be in writing in the English language and may be given or delivered by being deposited postage prepaid, first-class mail, or courier service or email (except as otherwise specifically provided herein) addressed (until another address is filed with the Trustee) as follows:

If to the Issuer:

Teva Pharmaceutical Finance Netherlands IV B.V.

Busweg 1, 2031 DA

Haarlem, Netherlands

Attention: Managing Director

Email: ******

with copies (which shall not constitute notice) to:

c/o Teva Pharmaceuticals USA, Inc.

400 Interpace Parkway, Building A,

Parsippany, NJ 07054

Attention: David McAvoy, Chief Legal Officer

Email: ******

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Ross M. Leff, P.C.

   Christie W.S. Mok

Email: ******

If to the Guarantor:

Teva Pharmaceutical Industries Limited

124 Dvora Hanevi’a Street

Tel Aviv, 6944020, Israel

Attention: Corporate Treasurer

Email: ******

with copies (which, in the case of Kirkland & Ellis LLP, shall not constitute notice) to:

Teva Pharmaceuticals USA, Inc.

400 Interpace Parkway, Building A,

Parsippany, NJ 07054

Attention: David McAvoy, Chief Legal Officer

Email: ******

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Ross M. Leff, P.C.

     Christie W.S. Mok

Email: ******

Any notice, direction, request or demand by the Issuer, the Guarantor or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if delivered in person or mailed by first-class mail, courier service or email (except as otherwise specifically provided herein, including this Section 10.04) to the Trustee at 240 Greenwich Street, Floor 7E, New York, NY 10286, Attention: Corporate Trust – Global Finance Unit, Email: ******.

Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, delivered personally, or sent by electronic mail to each Holder entitled thereto, in each case at his last address as it appears in the Security register. In any case where notice to Holders is given by mail or otherwise delivered, neither the failure to send such notice, nor any defect in any notice so sent, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer, the Guarantor or Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Notwithstanding anything to the contrary contained herein, as long as the Securities are in the form of a Registered Global Security, notice to the Holders may be made electronically or by other method in accordance with procedures of the Depositary.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”), pursuant to this Indenture and related documents sent by Electronic Means; provided, however, that the Issuer shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) or directions and containing specimen signatures of such Authorized Officers, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees (i) to assume all risks arising out of its use of Electronic Means to submit Instructions to the Trustee including the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Section 10.05 Officer’s Certificates and Opinions of Counsel; Statements to be Contained Therein. Upon any application or demand by the Issuer or the Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Issuer or the Guarantor, as the case may be, shall furnish to the Trustee an Officer’s Certificate, stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an Officer of the Issuer or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer or the Guarantor, as the case may be, upon the certificate, statement or opinion of or representations by an Officer of Officers of the Issuer or the Guarantor, as the case may be, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an Officer of the Issuer or the Guarantor or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

Section 10.06 Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities of any series or the date fixed for redemption or repayment of any such Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 10.07 Conflict of any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an “incorporated provision”), such incorporated provision shall control.

Section 10.08 New York Law to Govern. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

Section 10.09 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 10.10 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.11 Securities in a Non-U.S. Currency. Unless otherwise specified in an Officer’s Certificate delivered pursuant to Section 2.03 of this Indenture with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all series or all series affected by a particular action at the time Outstanding and, at such time, there are Outstanding Securities of any series which are denominated in a coin or currency other than Dollars, then the principal amount of Securities of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate. For purposes of this Section 10.11, Market Exchange Rate shall mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York. If such Market Exchange Rate is not available for any reason with respect to such currency, the Issuer shall use, in good faith and its reasonable discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question, or such other quotations as the Issuer shall in its commercially reasonable judgment deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a series denominated in a currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

All decisions and determinations of the Issuer regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its commercially reasonable judgment and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Issuer and all Holders.

Section 10.12 Submission to Jurisdiction. Each of the Issuer, the Guarantor and the Trustee agrees that any legal suit, action or proceeding arising out of or based upon this Indenture may be instituted in any federal or state court sitting in the Borough of Manhattan in New York City, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such court in any suit, action or proceeding. Each of the Issuer and the Guarantor, as long as any of the Securities remain Outstanding or the parties hereto have any obligation under this Indenture, shall have an authorized agent in the United States upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to it shall to the extent permitted by law be deemed in every respect effective service of process upon it in any such legal action or proceeding. The Issuer and the Guarantor each hereby appoints Teva Pharmaceuticals USA, Inc., 400 Interpace Parkway, Building A, Parsippany, NJ 07054, as its agent for such purposes, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent.

Section 10.13 Judgment Currency. Each of the Issuer and the Guarantor agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and

(b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

Section 10.14 Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.15 Foreign Account Tax Compliance Act. In order to comply with applicable tax laws, rules and regulations (including directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Issuer agrees, upon reasonable request, to provide to the Trustee and any paying agent tax-information about Holders or the transactions contemplated hereby (including any modification to the terms of such transactions), to the extent such information is directly available to the Issuer, so that the Trustee and any paying agent can determine whether it has tax-related obligations under Applicable Law and the Issuer acknowledges that the Trustee and any paying agent without liability shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law.

ARTICLE 11

REDEMPTION OF SECURITIES AND SINKING FUNDS

Section 11.01 Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 11.02 Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by delivering notice of such redemption, at least 20 days and not more than 60 days prior to the date fixed for redemption, to such registered Holders of Securities of such series. Any notice which is delivered in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series. Any such notice of redemption shall also be given to the Trustee in the manner provided in Section 10.04 hereof at least 20 days and not more than 60 days prior to the date fixed for redemption.

The notice of redemption to each such Holder shall specify: (i) the principal amount of the Securities of such series to be redeemed, (ii) the CUSIP number (if any), (iii) the date fixed for redemption, (iv) the redemption price, (v) the place or places of payment, (vi) that payment will be made upon presentation and surrender of such Securities, (vii) that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, (viii) that interest accrued to, but excluding, the date fixed for redemption will be paid as specified in such notice, (ix) if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed and (x) that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue, unless the Issuer defaults in making such redemption payment or the Trustee or paying agent for such series is prohibited from making such payment pursuant to the terms of this Indenture. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request delivered to the Trustee at least five Business Days before the date such notice is to be given to Holders (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name and at the expense of the Issuer.

On or before the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to, but excluding, the date fixed for redemption.

If less than all the Securities of a series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 11.03 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to, but excluding, the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 5.05 and 9.04, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to, but excluding, the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to, but excluding, the date fixed for redemption; provided that any semiannual payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.03 and 2.04 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 11.04 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

Section 11.05 Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee for cancellation pursuant to Section 2.10, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

On or before the 45th day next preceding each sinking fund payment date for any series, the Issuer will deliver to the Trustee a written statement (which need not contain the statements required by Section 10.05) signed by an authorized Officer of the Issuer (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series, (b) stating that none of the Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such written statement (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer, on or before any such 60th day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Issuer will make no optional sinking fund payment with respect to such series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Issuer shall so request in writing to the Trustee specifying such lesser amount) with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 or less and the Issuer makes no such request then it shall be carried over until a sum in excess of $50,000 is available. The Trustee shall select, in the manner provided in Section 11.02, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities of any series which are (a) owned by the Issuer or an entity known by a Responsible Officer of the Trustee to be directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, as shown by the Security register, and not known to a Responsible Officer of the Trustee to have been pledged or hypothecated by the Issuer or any such entity or (b) identified in an Officer’s Certificate at least 60 days prior to the sinking fund payment date as being beneficially owned by, and not pledged or hypothecated by, the

Issuer or an entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be excluded from Securities of such series eligible for selection for redemption. The Trustee, in the name and at the expense of the Issuer (or the Issuer, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 11.02 (and with the effect provided in Section 11.03) for the redemption of Securities of such series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be applied to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.

On or before the Business Day prior to each sinking fund payment date, the Issuer shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or give any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the delivery of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article 4 and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 4.10 or the default cured on or before the 60th day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

ARTICLE 12

GUARANTEE

Section 12.01 The Guarantee. The Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee the due and punctual payment of the principal of, any premium and interest on, and any additional amounts with respect to such Security and the due and punctual payment of the sinking fund payments (if any) provided for pursuant to the terms of such Security, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Security and of this Indenture and all other amounts due and payable by the Issuer under this Indenture. In case of the failure of the Issuer punctually to pay any such principal, premium, interest, additional amounts, sinking fund payment or other amounts, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Issuer.

Section 12.02 Net Payments. Except as otherwise provided in any indenture supplemental hereto, all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the Securities of any series shall be made by the Guarantor without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the State of Israel (the “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or ruling promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the Guarantor shall, subject to certain limitations and exceptions set forth below, pay to the Holder of any such Security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such Holder, after such withholding or deduction, shall not be less than the amount provided for in such Security, and this Indenture to be then due and payable;

provided, however, that the Guarantor shall not be required to make payment of such additional amounts for or on account of:

(a) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such Holder: (A) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Security; (B) presented such Security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such Security could not have been presented for payment elsewhere; (C) presented for payment in Israel; (D) presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another paying agent in a Member State of the European Union; or (E) presented such Security more than 30 days after the date on which the payment in respect of such Security first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such additional amounts if it had presented such Security for payment on any day within such period of 30 days;

(b) any withholding or deduction required by reason of the Foreign Account Tax Compliance Act;

(c) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of such Security to comply with any reasonable request by the Guarantor addressed to the Holder within 90 days of such request (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(e) any combination of items (a), (b), (c) and (d); nor shall additional amounts be paid with respect to any payment of the principal of, or premium, if any, interest or any other amounts on, any such Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such Security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of the Security.

Section 12.03 Guarantee Unconditional, etc.. The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security or this Indenture, any failure to enforce the provisions of any Security or this Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of such Security or the Trustee, the recovery of any judgment against the Issuer or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, any premium and interest on, and any additional amounts and sinking fund payments required with respect to, the Securities and the complete performance of all other obligations contained in the Securities and this Indenture, as supplemented and amended from time to time. The Guarantor further agrees, to the fullest extent that it lawfully may do so, that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 4.01 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or prohibition extant under any bankruptcy, insolvency, reorganization or other similar law of any jurisdiction preventing such acceleration in respect of the obligations guaranteed hereby.

Section 12.04 Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment on any Security, in whole or in part, is rescinded or must otherwise be restored to the Issuer or the Guarantor upon the bankruptcy, liquidation or reorganization of the Issuer or otherwise.

Section 12.05 Subrogation. The Guarantor shall be subrogated to all rights of the Holder of any Security against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on, and any additional amounts and sinking fund payments required with respect to, all Securities shall have been paid in full.

Section 12.06 Assumption by Guarantor.

(a) The Guarantor may, without the consent of the Holders, assume all of the rights and obligations of the Issuer hereunder with respect to a series of Securities and under the Securities of such series if, after giving effect to such assumption, no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. Upon such an assumption, the Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of the Issuer and the Issuer shall be released from its liabilities hereunder and under such Securities as obligor on the Securities of such Series.

(b) The Guarantor shall assume all of the rights and obligations of the Issuer hereunder with respect to a series of Securities and under the Securities of such series if, upon a default by the Issuer in the due and punctual payment of the principal, sinking fund payment, if any, premium, if any, or interest on such Securities, the Guarantor is prevented by any court order or judicial proceeding from fulfilling its obligations under Section 12.01 with respect to such series of Securities. Such assumption shall result in the Securities of such series becoming the direct obligations of the Guarantor and shall be effected without the consent of the Holders of the Securities of any Series. Upon such an assumption, the Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of the Issuer, and the Issuer shall be released from its liabilities hereunder and under such Securities as obligor on the Securities of such Series.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Very truly yours,
TEVA PHARMACEUTICAL FINANCE NETHERLANDS IV B.V., as Issuer

By:	/s/ David Vrhovec
Name:	David Vrhovec
Title:	Authorized Representative

By:	/s/ Stephen David Harper
Name:	Stephen David Harper
Title:	Authorized Representative

TEVA PHARMACEUTICAL INDUSTRIES LIMITED, as Guarantor

By:	/s/ Amir Weiss
Name:	Amir Weiss
Title: Senior Vice President and Chief Accounting Officer

By:	/s/ Eli Kalif
Name:	Eli Kalif
Title:	Executive Vice President and Chief Financial Officer

[Signature page to USD Base Indenture]

HE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Melissa Matthews
Name:	Melissa Matthews
Title:	Vice President

[Signature page to USD Base Indenture]